[MSB BANCORP INC. LOGO]
            35 Matthews Street, Goshen, New York 10924 (914) 294-8100



                                        FOR IMMEDIATE RELEASE
                                        Thursday, April 30, 1998

                                        For further information contact:
                                        Anthony J. Fabiano
                                        Senior Vice President and
                                        Chief Financial Officer

                                        (914) 294-8100, Ext.  1404


                         FIRST QUARTER RESULTS ANNOUNCED
                         -------------------------------


Goshen, New York, Thursday, April 30, 1998--MSB Bancorp, Inc. (American Stock
Exchange: MBB) (the "Company"), the holding company for MSB Bank ("MSB" or the "Bank"), announced net income of $670,000 or $ 0.13 per common share (diluted) for the first quarter of 1998, as compared to net income of $957,000 or $0.24 per common share (diluted) for the first quarter of 1997. The results for the first quarter of 1998 included expenses of $128,000 related to the previously announced merger of the Company with and into HUBCO, Inc. ("HUBCO") (the "Merger"). In connection with the Merger, MSB Bank (the "Bank") will be merged with and into HUBCO's New York subsidiary bank, Bank of the Hudson. HUBCO is a $3 billion bank holding company which currently owns commercial banks in New Jersey and Connecticut. HUBCO also acquired Poughkeepsie Financial Corp. ("PFC") in New York in April 1998 and is in the process of acquiring several other financial institutions in New Jersey and Connecticut. The acquisition of the Company is expected to close in the second quarter of 1998.

During the first quarter of 1998, net interest income amounted to $6.0 million as compared to $6.1 million for the same quarter in 1997. The provision for loan losses increased $1.0 million to

$1.3 million in the first quarter of 1998 as compared to $300,000 for the first quarter of 1997. Non-interest income increased $326,000 or 34.1% to $1.3 million for those same periods, and non-interest expense decreased $306,000 or 5.9 % to $4.9 million.

William C. Myers, Chairman and Chief Executive Officer commented, "MSB continues to work hard at improving our financial results. Fee income has increased 27.7% and operating expenses are down 5.9%. We look forward with great anticipation to our Merger with HUBCO and the synergies that the Merger will create. I look forward to seeing our stockholders at the May 12, 1998 Special Meeting of Stockholders, at which we will be voting on the Merger."

The Company's earnings by principal items of income and expense are as follows:

INTEREST INCOME was $12.2 million for the first quarter of 1998 as compared to $13.5 million for the same period in 1997. This decrease was due primarily to a decrease of $57.0 million in average interest earnings assets to $688.4 million for the first quarter of 1998 as compared to $745.4 million for the first quarter of 1997. In addition, the yield earned on interest earning assets decreased 15 basis points to 7.21% for those same periods. The decrease in the balance of average interest-earning assets was due primarily to a decrease of $67.2 million in the average balances of deposits for the first quarter of 1998 as compared to the same period in 1997. The decrease in the average balance of deposits is due to Management's strategy to reduce the interest rate paid on certain time deposits, many of which were earning a premium rate. The decrease in the yields earned was a result of the temporary investment of the proceeds from securities sales into Federal funds, which earn a lower rate than the securities which were sold. The securities were sold to provide liquidity for loan demand. For the first quarter of 1998, the average balance of mortgage loans increased $46.2 million to $364.3 million as compared to the first quarter of 1997.

INTEREST EXPENSE was $6.2 million for the first quarter of 1998 as compared to $7.4 million for the same quarter in 1997. This decrease is primarily due to a decrease of $67.2 million in the average balance of interest-bearing liabilities to $615.7 million for the first quarter of 1998, as compared to the same period in 1997 and a 31 basis point decrease in the average cost of interest bearing liabilities to 4.10%.

NET INTEREST INCOME amounted to $6.0 million for the first quarter of 1998 as compared to $6.1 million for the first quarter of 1997. The Company's interest rate spread was 3.11% and 2.94% for the first quarters of 1998 and 1997, respectively. The Company's net interest margin was 3.55% and 3.31%, respectively, for those same periods.

THE PROVISION FOR LOAN LOSSES totaled $1.3 million for the first quarter of 1998 as compared to $300,000 for the same period in 1997. The increase in the provision for loan losses is due primarily to the non-performance of loans with one commercial customer. Loans outstanding to this customer and its affiliates totaled $2.3 million at March 31, 1998. The increase in the loan loss provision is also due to an increase in charge-offs to $672,000 as compared to $212,000 for the first quarter of 1997. Non-performing loans (loans that are 90 days or more past due) amounted to $4.2 million or 1.04% of total loans at March 31, 1998 as compared to $3.5 million or 0.89% of total loans at December 31, 1997 and $4.0 million or 1.16% of total loans at March 31, 1997. The increase in non-performing loans is due to the commercial customer discussed above. Excluding non-performing loans to this customer, non-performing loans totaled $2.3 million or 0.57% of total loans. The allowance for loan losses totaled $3.5 million, $2.8 million and $2.1 million at those same respective dates.

NON-INTEREST INCOME amounted to $1.3 million and $957,000 for the first quarters of 1998 and 1997, respectively. This increase is due to a $248,000 or 27.7% increase in service fees and an $85,000 increase in net realized gains on securities and mortgage loan sales, offset by a $7,000 decrease in other non-interest income. The increase in service fees is due primarily to a $100,000 increase in service fees earned by MSB Investment Group ("MSBIG") and changes in MSB's fee structure on deposit products and services. The changes to MSB's fee structure were made during the third quarter of 1997 as part of a previously announced reengineering plan. MSBIG is a NASD member broker-dealer that provides investment advisory, brokerage and insurance services.

NON-INTEREST EXPENSE amounted to $4.9 million for the first quarter of 1998 as compared to $5.2 million for the first quarter of 1997. Salaries and employee benefits decreased $213,000 during the first quarter of 1998 to $1.9 million as compared to the same quarter in 1997. Occupancy and equipment decreased $47,000 to $771,000 for those same periods. Other non-interest expenses decreased $33,000 during the first quarter of 1998 to $1.2 million as compared to the same period in 1997 and included $128,000 of Merger related expenses.

The Company's total assets were $753.7 million at March 31, 1998, as compared to $765.4 million at December 31, 1997. This decrease is due primarily to the decrease in deposits. For those same dates, deposits decreased $12.4 million to $661.0 million at March 31, 1998. Securities and mortgage-backed securities available for sale decreased $49.3 million to $230.5 million at March 31, 1998, as compared to $279.8 million at December 31, 1997. Loans, net increased $5.1 million to $396.5 million at March 31, 1998, as compared to $391.4 million at December 31, 1997. Goodwill decreased $923,000 to $28.3 million at March 31, 1998, as compared to $29.2 million at December 31, 1997. Real estate owned decreased $222,000 to $2.2 million at March 31, 1998 as compared to $2.4 million at December 31, 1997.

Total stockholders' equity decreased $461,000 to $74.3 million at March 31, 1998, as compared to $74.8 million at December 31, 1997. This decrease is due primarily to a $417,000 increase in the net unrealized loss on securities available for sale. The Bank's Tier 1 leverage capital ratio was 6.3% at March 31, 1998.

MSB is a federally-chartered stock savings bank offering traditional financial services and products through its sixteen branches in the Mid-Hudson Valley area.

Copies of the Company's Form 10-K and Form 10-Q's are available from Karen DeLuca, Corporate Secretary, MSB Bancorp, Inc., 35 Matthews Street, Goshen, New York 10924.

Consolidated balance sheets, statements of income and quarterly financial highlights are attached.

MSB BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
              (UNAUDITED)
 (In thousands except shares and per share amounts)

                                                                              MARCH 31,             DECEMBER 31,
                                                                                1998                    1997
                                                                                ----                    ----
ASSETS
  Cash and due from banks..........................................          $     14,549            $     16,834
  Federal funds sold...............................................                56,655                  21,065
  Securities available for sale....................................               132,581                  54,082
  Mortgage-backed securities available for sale....................                97,909                 225,680
  Loans, net.......................................................               396,532                 391,429
  Premises and equipment, net......................................                13,772                  14,062
  Accrued interest receivable......................................                 4,234                   5,049
  Real estate owned................................................                 2,221                   2,443
  Goodwill.........................................................                28,250                  29,173
  Other assets.....................................................                 6,964                   5,550
                                                                              -----------             -----------
        Total assets...............................................          $    753,667            $    765,367
                                                                              ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Deposits......................................................               661,046                 673,432
     Mortgagors' escrow deposits...................................                 1,975                   2,247
     Accrued expenses and other liabilities........................                16,149                  14,730
     ESOP obligations..............................................                   182                     182
                                                                             ------------            ------------
     Total liabilities.............................................               679,352                 690,591
                                                                             ------------            ------------
  Stockholders' Equity
   Preferred stock ($.01 par value; 1,000,000 shares authorized;
       600,000 shares issued at March 31, 1998 and December 31,
       1997).......................................................                     6                       6
    Common stock ($.01 par value; 5,000,000
      shares authorized; 3,045,000 shares issued
      at March 31, 1998 and December 31, 1997).....................                    30                      30
     Additional paid-in capital....................................                48,069                  48,069
     Retained earnings.............................................                31,414                  31,458
     Treasury stock, at cost (200,847 shares at March 31, 1998
       and December 31, 1997.......................................               (3,941)                 (3,941)
     Unallocated ESOP stock........................................                 (182)                   (182)
     Unallocated BRP stock.........................................                  (42)                    (42)
     Accumulated other comprehensive income:
       Net unrealized loss on securities available for sale........               (1,039)                   (622)
                                                                             -----------            ------------
           Total stockholders' equity..............................                74,315                  74,776
                                                                             ------------           -------------
           Total liabilities and stockholders' equity..............         $     753,667          $      765,367
                                                                             ============           =============


MSB BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
              (UNAUDITED)
(In thousands except shares and per share amounts)
                                                                                    FOR THE QUARTER ENDED MARCH 31,
                                                                                       1998               1997
                                                                                       ----               ----
INTEREST INCOME
  Mortgage loans............................................................      $       7,335      $       6,506
  Other loans...............................................................                733                563
  Mortgage-backed securities................................................              1,889              5,269
  Securities................................................................              1,185                838
  Federal funds sold........................................................              1,096                350
                                                                                  -------------      -------------
        Total interest income...............................................             12,238             13,526

INTEREST EXPENSE
  Interest on deposits......................................................              6,210              7,437
  Interest on borrowings....................................................                  6                  9
                                                                                  -------------      -------------
        Total interest expense..............................................              6,216              7,446
                                                                                  -------------      -------------
NET INTEREST INCOME.........................................................              6,022              6,080
  Provision for loan losses.................................................              1,324                300
                                                                                  -------------      -------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                       4,698              5,780

NON-INTEREST INCOME
  Service fees..............................................................              1,143                895
  Net realized gains (losses) on securities.................................                 63                 15
  Realized gains on mortgage loans
    held for sale...........................................................                 69                 32
  Other non-interest income.................................................                  8                 15
                                                                                  -------------      -------------
                                                                                          1,283                957
NON-INTEREST EXPENSE
  Salaries and employee benefits............................................              1,927              2,140
  Occupancy and equipment...................................................                771                818
  Federal deposit insurance premiums........................................                 68                 82
  Goodwill amortization.....................................................                922                921
  Other non-interest expense................................................              1,184              1,217
                                                                                  -------------      -------------
                                                                                          4,872              5,178
                                                                                  -------------      -------------
  Income before income taxes................................................              1,109              1,559
  Income tax expense........................................................                439                602
                                                                                  -------------      -------------
  Net income................................................................      $         670      $         957
                                                                                   ============       ============
  Basic earnings per share .................................................      $       0.14       $        0.24
                                                                                   ===========        ============
  Diluted earnings per share................................................      $       0.13       $        0.24
                                                                                   ===========        ============

MSB BANCORP, INC.  AND SUBSIDIARIES

QUARTERLY FINANCIAL HIGHLIGHTS
          (UNAUDITED)
   (dollars in thousands, except share data)
                                                                      AT OR FOR THE QUARTER ENDED
                                       ---------------------------------------------------------------------------------------------
                                          MARCH 31, 1998   DECEMBER 31, 1997   SEPTEMBER 30, 1997  JUNE 30, 1997    MARCH 31, 1997
                                       ---------------------------------------------------------------------------------------------
Net interest income...................   $      6,022       $      6,065        $      6,111       $     6,228       $     6,080
Provision for loan losses.............          1,324                715                 275               275               300
 Non-interest income:
Service fees..........................          1,143              1,199               1,180             1,004               895
Other non-interest income.............            140                214                 105                79                62
                                         ------------       ------------        ------------       -----------       -----------
 Total non-interest
    income..............                        1,283              1,413               1,285             1,083               957
 Non-interest expense:
Salaries and employee benefits........          1,927              1,924               2,104             2,251             2,140
Occupancy and equipment...............            771                781                 817               772               818
Goodwill amortization.................            922                911                 909               918               921
Other non-interest expense............          1,124              1,629               1,251             1,279             1,299
Non-recurring expenses................            128              3,130                  --                --                --
                                         ------------       ------------        ------------       -----------       -----------
 Total non-interest expense...........          4,872              8,375               5,081             5,220             5,178
                                         ------------       ------------        ------------       -----------       -----------
Income (loss) before taxes............          1,109            (1,612)               2,040             1,816             1,559
Income tax expense (benefit)..........            439              (621)                 810               731               602
                                         ------------       -----------         ------------       -----------       -----------
Net income (loss).....................   $        670       $      (991)        $      1,230       $     1,085       $       957
                                          ===========        ===========        ============       ===========       ===========
Total assets..........................   $    753,667       $    765,367        $    773,991       $   813,902       $   810,679
Loans, net............................        396,532            391,429             372,282           355,683           343,076
Mortgage-backed securities............         97,909            225,680             254,601           294,179           301,031
Securities available for sale.........        132,581             54,082              58,315            54,547            53,511
Deposits..............................        661,046            673,432             684,018           720,741           729,546
Stockholders' equity..................         74,315             74,776              76,137            72,601            68,400
------------------------------------------------------------------------------------------------------------------------------------
Performance Ratios:
Return on average assets (1)..........          0.36%                 NM                 0.62%            0.54%             0.48%
Return on average equity (1)..........          3.56%                 NM                 6.42%            6.09%             5.43%
Stockholders' equity to total assets..          9.86%                9.77%               9.84%            8.92%             8.44%
Average interest rate spread..........          3.11%                3.02%               2.95%            2.96%             2.94%
Net interest margin...................          3.55%                3.45%               3.36%            3.34%             3.31%
Efficiency Ratio (3)..................          53.3%                59.6%               57.2%            57.7%             58.9%
Dividend payout ratio.................         115.4%                 NM                 45.5%            53.6%             65.2%
Total tangible book value per share
   at end of period (2)...............   $      13.68     $         13.42     $         13.72      $     13.29       $     12.78
Diluted earnings per share............   $       0.13     $        (0.45)     $          0.33      $      0.28       $      0.24
------------------------------------------------------------------------------------------------------------------------------------
Bank Regulatory Capital Ratios:
Tier 1 leverage capital...............           6.3%                6.2%                 6.2%             5.8%              5.6%
------------------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:
Total non-performing loans............   $      4,153     $        3,488        $       3,167      $     3,471       $     3,994


Total non-performing assets...........   $      6,374     $        5,931        $       5,415      $     5,181       $     5,050
------------------------------------------------------------------------------------------------------------------------------------

   (1) Ratios are annualized.
   (2) Excludes available for sale market value adjustments.
   (3) Excludes non-recurring expenses, goodwill amortization and SAIF assessment.

NM - Not Meaningful